 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 11, 2012

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On July 11, 2012, Bank of Marin (the “Bank”) subsidiary of parent company Bank of Marin Bancorp (NASDAQ: BMRC), entered into an Information Technology Services Agreement, including those addenda and amendments thereto, as well as the General Terms and Conditions (collectively, the “Agreement”) with Fidelity Information Services, LLC (together with its subsidiaries and affiliates, “FIS”). The Agreement replaces a prior Agreement with FIS.

Pursuant to the Agreement, the services to be provided by FIS to the Bank include, but are not limited to, data processing, deposit and loan account processing services, card services, cash management services, electronic banking services, electronic funds transfer services, fraud detection and identity services, core processing services, business intelligence services, mobile banking services, merchant check capture services, hardware and software products, technical and related professional support services, and maintenance services. The commencement date for service under the Agreement is July 1, 2012 and the initial term of the Agreement shall expire on December 31, 2018, subject to automatic renewals of one year unless written notice of non-renewal is provided by either party at least 180 days prior to renewal. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.
A copy of the Agreement is attached hereto as Exhibit 10.1. At the request of FIS, we have deleted certain portions of the Agreement containing confidential information in order to avoid substantial competitive harm to the Company and FIS. The locations where material information has been omitted are indicated by the following notation: “[**CONFIDENTIAL**].” Accordingly, we have submitted a request for confidential treatment for portions of Exhibit 10.1 attached hereto and simultaneously with the filing of this Current Report on Form 8-K, separately filed the confidential portions thereof with the Securities and Exchange Commission with the request for confidential treatment.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	7/16/2012	BANK OF MARIN BANCORP
		By:	/s/ Christina J. Cook
Christina J. Cook
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement between Bank of Marin and Fidelity Information Services, LLC, dated July 11, 2012